As filed with the Securities and Exchange Commission on December 5, 2002
Registration No. 333-101411

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RESPIRONICS, INC.
(Exact name of issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	25-130499 (I.R.S. Employer Identification No.)

1010 Murry Ridge Lane
Murrysville, Pennsylvania 15668-8525
(724) 387-5200
(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Principal Executive Offices)

Steven P. Fulton
General Counsel
1010 Murry Ridge Lane
Murrysville, Pennsylvania 15668-8525
(724) 387-4001
(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Agent for Service)

With a copy to:

Jeffrey G. Aromatorio
Reed Smith LLP
435 Sixth Avenue
Pittsburgh, Pennsylvania 15219
(412) 288-3364

Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Respironics, Inc.

71,956 SHARES OF COMMON STOCK

($0.01 par value)

This prospectus relates to 71,956 shares of common stock of Respironics, Inc. which may be offered and sold from time to time by selling shareholders named below. These shares consist of 2,541 shares of common stock which have been issued to one of the selling shareholders, who acquired the shares by exercising a warrant, and 69,415 shares which may be issued in the future if the other selling shareholders exercise warrants they currently hold. All selling shareholders obtained the warrants from Novametrix Medical Systems Inc., and the warrants were converted into the right to acquire Respironics stock as a result of our acquisition of Novametrix. We agreed to register our common stock for resale by the selling shareholder who has already exercised his warrant and to register the shares of common stock which will be issued if the other warrants are exercised. The selling shareholders will receive all of the proceeds from sales of shares of our common stock covered by this prospectus, and we will not receive any of the proceeds. We list our common stock on the NASDAQ under the trading symbol “RESP”. On November 18, 2002, the closing price of our common stock on the NASDAQ was $31.76 per share.

We do not know when, how or if the selling shareholders intend to sell their shares of our common stock covered by this prospectus or what the price, terms or conditions of any sales will be. The selling shareholders may sell the shares at various times and in various types of transactions. See “Plan of Distribution” below. The prices at which the shares may be sold, and any commissions paid in connection with any sale, may vary from transaction to transaction. We understand that the Securities and Exchange Commission may, under certain circumstances, consider persons reselling any shares of our common stock and dealers or brokers handling a resale of shares of our common stock to be “underwriters” within the meaning of the Securities Act of 1933.

We will bear all expenses incurred in connection with the registration of the shares of our common stock covered by this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 22, 2002.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that we file at the SEC’s public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also inspect our reports, proxy statements and other information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

As required by the Securities Act of 1933, we filed a registration statement with the SEC relating to the shares of common stock covered by this prospectus. This prospectus is a part of that registration statement which includes additional information. You may inspect and copy the registration statement at the SEC’s public reference room as described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus and any prospectus supplement, and information that we file later with the SEC will automatically update and supersede information included or earlier incorporated by reference in this prospectus and any prospectus supplement. In all cases, you should rely on the later information over different information included or earlier incorporated by reference in this prospectus or any prospectus supplement. We incorporate by reference the documents listed below and additional documents that we may file with the SEC after the date of this prospectus and before completion of this offering. The documents include periodic reports like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as well as proxy statements. We incorporate by reference into this prospectus the following documents:

•	Annual Report on Form 10-K for the year ended June 30, 2002;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2002;

•	the description of the common stock contained in our registration statement on Form S-3 (File No. 333-01135) dated February 22, 1996, including any reports updating such description; and

•	all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before termination of this offering.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information.

You may request a copy of these filings at no cost on our web site at http://www.respironics.com, by writing us at 1010 Murry Ridge Lane, Murrysville, Pennsylvania 15668 (Attention: Secretary) or by telephoning us at 724-387-5209.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus or any prospectus supplement may include forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events that may change based on various important factors (some of which are beyond our control). The forward-looking statements included or incorporated by reference on the date of the prospectus are subject to risks, uncertainties and assumptions, including, among other things:

•	foreign currency fluctuations;

•	regulations and other factors affecting operations and sales outside the United States including potential future effects of the change in sovereignty of Hong Kong;

•	customer consolidation and concentration;

•	increasing price competition and other competitive factors in the sale of products;

•	the success of our sales and marketing programs;

•	interest rate fluctuations;

•	intellectual property and related litigation;

•	other litigation;

•	successful integration of acquisitions;

•	FDA and other government regulation;

•	anticipated levels of earnings and revenues; and

•	third party reimbursement.

The Annual Report on Form 10-K for the year ended June 30, 2002 that we filed with the SEC contains, and later reports filed by us may contain, important cautionary statements and a discussion of many of the factors that could materially affect the accuracy of our forward-looking statements and/or adversely affect our business, results of operations and financial position. These statements and discussions are, or may in the future be, incorporated herein by reference. Forward-looking statements speak only as of the date on which the statements were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus and any prospectus supplement might not occur.

RESPIRONICS, INC.

Respironics is a recognized global resource in the medical device industry, providing innovative and unique products and programs to health care providers while helping them to grow and manage their businesses efficiently. The company’s focus is on home care, hospital and international markets, providing programs that manage sleep disordered breathing, chronic obstructive pulmonary disease, asthma, allergies and sinusitis, infant jaundice and apnea, heart failure and restrictive lung disorders. Globally positioned, the company employs more than 2,000 individuals worldwide and has manufacturing facilities in several domestic and international locations.

THE NOVAMETRIX ACQUISITION

On April 12, 2002, we completed the acquisition of Novametrix Medical Systems Inc. The acquisition of Novametrix was consummated pursuant to an agreement and plan of merger dated December 17, 2001, whereby Respironics Holdings, Inc., a wholly owned subsidiary of Respironics, was merged with and into Novametrix. Upon consummation of the merger, approximately 2,400,000 shares of our common stock were issued to the former stockholders of Novametrix, reflecting an exchange ratio of 2541 shares of Respironics common stock for each outstanding share of Novametrix’s common stock. In addition, we reserved approximately 509,000 shares of our common stock for issuance upon exercise of options and warrants issued in replacement of Novametrix options and warrants that were not exercised prior to the consummation of the merger. The 71,956 shares of common stock identified in this registration were taken from this reserve.

Under the terms of the merger agreement, we agreed to prepare and file with the SEC a registration statement to register shares of our common stock that the selling shareholders have received or will receive upon exercise of the warrants.

Until the registration statement is filed with the SEC and declared effective, the certificates for the shares of common stock issued upon exercise of the warrants will bear a legend restricting their transfer except in compliance with the requirements under the Securities Act of 1933.

PRICE RANGE OF COMMON STOCK

Our common stock is listed and traded on the NASDAQ under the symbol RESP. The following table sets forth for the periods indicated the high and the low sales prices of our common stock, as reported on the NASDAQ.

		Sales Price Per Share
		High	Low
Fiscal 2003(1)
	July 2002 – September 2002	$35.21	$26.50
Fiscal 2002(1)
	July 2001 – September 2001	37.00	27.75
	October 2001 – December 2001	37.05	30.54
	January 2002 – March 2002	37.88	23.79
	April 2002 – June 2002	36.36	30.81
Fiscal 2001(1)
	July 2000 – September 2000	19.13	16.25
	October 2000 – December 2000	34.00	15.69
	January 2001 – March 2001	30.75	22.94
	April 2001 – June 2001	35.13	26.19
Fiscal 2000(1)
	July 1999 – September 1999	15.13	8.13
	October 1999 – December 1999	8.69	7.50
	January 2000 – March 2000	15.94	7.94
	April 2000 – June 2000	18.00	11.25

(1)	Data conformed to Respironics’ fiscal years.

It is our practice to reinvest all earnings into the development and expansion of Respironics’ business. To date, our board of directors has never paid a cash dividend and it has no present intention to change the policy.

See the cover page of this prospectus or of any prospectus supplement for the last sales price of our common stock reported on the NASDAQ as of a recent date.

Our common stock is currently listed and traded on the NASDAQ, including the shares of common stock offered hereby. Mellon Investor Services is our transfer agent and registrar for our common stock.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholders. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

THE WARRANTS AND SELLING SHAREHOLDERS

On April 12, 2002, as part of the Novametrix acquisition, warrants to acquire shares of Novametrix common stock were automatically converted into warrants to acquire .2541 shares of our common stock at a price adjusted to reflect the exchange ratio under the same terms and conditions as were applicable to the Novametrix warrants prior to the acquisition. Of the 71,956 shares of our common stock covered by this registration statement, 69,415 common shares represent the shares of our common stock reserved for warrants which have not, as of the date of this prospectus, been exercised: a warrant issued to GE Marquette Medical Systems Inc. for the purchase of 63,525 shares of common stock at $29.52 per share, a warrant issued to Mr. Blanton C. Wiggin for the purchase of 3,811 shares of common stock at $22.28 per share, and a warrant issued to Mr. Romano J. Micciche for the purchase of 2,079 shares of common stock at $22.28 per share. The remaining 2,541 shares of our common stock covered by this registration statement were issued to Mr. Photios T. Paulson when he exercised a warrant after the Novametrix acquisition was completed. Mr. Paulson’s shares were issued as unregistered securities, and we are registering his shares for resale under the registration statement of which this prospectus forms a part.

The following table provides information about the beneficial ownership of our common stock by the selling shareholders as of November 18, 2002 including the name of each selling shareholder; the number of shares of common stock beneficially owned by each selling shareholder under this prospectus; the number of shares of common stock being offered for sale by each selling shareholder; the number of shares and the percentage of common stock to be beneficially owned by each selling shareholder after the completion of the offering, if more than one percent; and any material relationship which each selling shareholder has had with Respironics during the past three years. The information provided in the table below with respect to each selling shareholder has been obtained from the selling shareholder, and we have not sought to verify this information.

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned by the Selling Shareholder Prior to the Offering	Number of Shares of Common Stock Offered(2)	Shares Beneficially Owned After Offering(1)
GE Marquette Medical Systems Inc.	0	63,525	0
Blanton C. Wiggin	0	3,811	0
Romano J. Micciche	0	2,079	0
Photios T. Paulson(3)	0	2,541	0

(1)	Assuming that all of the shares of common stock owned by each selling shareholder are sold.
(2)	Reflects the number of shares of common stock the shareholder will own or acquired upon exercise of its/his warrant.
(3)	Mr. Paulson was formerly a director of Novametrix, now Respironics Novametrix, Inc., which is a wholly-owned subsidiary of Respironics, Inc.

PLAN OF DISTRIBUTION

Each selling shareholder may sell from time to time the shares of our common stock listed opposite his or its name under “Number of Shares of Common Stock Offered” in the “Selling Shareholders” table above. Each selling shareholder may, in addition to the open market transactions described below, transfer these shares to other persons in private sales or by gift, pledge or partnership distribution or other non-sale transactions. The term “selling shareholders” in this prospectus includes the persons who receive shares from other selling shareholders in this way and who may wish to sell such shares. Sales by selling shareholders may be made on the NASDAQ or other securities exchanges on which our common stock is traded, in the over-the-counter market or otherwise. The timing and amount of sales will likely depend on market conditions and other factors. The sale prices may be market prices prevailing at the time of sale, negotiated prices or fixed prices. Sales may involve:

•	sales to underwriters who will acquire shares for their own account and resell them,

•	block transactions in which a broker or dealer will attempt to sell the shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction,

•	purchases and resales by a broker or dealer as principal for its own account,

•	an exchange distribution in accordance with the rules of any stock exchange, and

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

Brokers and dealers may receive compensation from the selling shareholders or purchasers of shares, or both, in connection with these transactions and this compensation may be in excess of customary commissions. The selling shareholders and any other person that participates in the distribution of these shares may be deemed to be underwriters under the Securities Act.

If a selling shareholder engages an underwriter in connection with the sale of the shares, to the extent required, this prospectus will be supplemented to describe the number of shares being offered and the terms of the offering, including the names of the underwriters, the public offering price and any compensation to underwriters, dealers or agents.

The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders also may sell short and redeliver shares of our common stock to close out short positions. They also may enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such persons of shares of our common stock, and the broker-dealer or other financial institution may resell the shares. If necessary, this prospectus will be supplemented or amended to reflect such transactions. The selling shareholders also may pledge shares of our common stock to a broker-dealer or other financial institution, and upon a default, such broker-dealer or other financial institution may sell the pledged shares. In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

If the parties agree, the selling shareholders may from time to time sell their shares of our common stock to us.

We know of no existing arrangements by any selling shareholder relating to distribution of the shares of our common stock covered by this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered hereby have been passed upon for Respironics by Reed Smith LLP.

EXPERTS

The consolidated financial statements and schedule of Respironics appearing in Respironics’ Annual Report (Form 10-K) for the year ended June 30, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information with respect to Respironics for the three-month period ended September 30, 2002, incorporated by reference in this Registration Statement (Form S-3) and related Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in Respironics, Inc. and Subsidiaries’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Respironics, Inc. since the date of this prospectus or that the information contained herein is correct as of any time subsequent to the date hereof.

71,956 SHARES

RESPIRONICS, INC.

COMMON STOCK

PROSPECTUS

NOVEMBER 22, 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses Of Issuance And Distribution

Estimated expenses of the Registrant in connection with the distribution of the Registrant’s common stock are as follows:

Securities and Exchange Commission registration fee	$192.06
Accounting fees and expenses	$6,000.00
Printing	$1,000.00
Legal fees and expenses	$7,000.00
Miscellaneous and Other	$1,500.00

Total Expenses	$15,692.06

No expenses are to be borne by the selling shareholders.

Item 15.    Indemnification Of Directors And Officers

1.  Section 145 of Delaware General Corporation Law.    Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made:

(1)  by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

(2)  if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3)  by the stockholders.

Section 145 permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liability.

2.  Section 102(b)(7) of Delaware General Corporation Law.    Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may set forth in its Certificate of Incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of such General Corporation Law regarding the unlawful payment of dividends or approval of stock repurchases or redemptions and (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective (in the case of the Company, May 8, 1987). As noted in 3 below, the Company’s Certificate of Incorporation includes a provision contemplated by Section 102(b)(7) of the Delaware General Corporation Law.

3.  Certificate of Incorporation Provision of Liability of Directors.    The Company’s Certificate of Incorporation limits the liability of its directors to the fullest extent permitted under the Delaware General Corporation Law. The Company’s directors are not liable for monetary damages for breach of their fiduciary duty as directors, except for liability for any breach of the directors’ duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law, and for any transactions from which a director derived an improper personal benefit. This provision does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non- monetary relief available under Delaware law.

4.  Certificate of Incorporation Provisions on Indemnity.    The Company’s Certificate of Incorporation provides that the Company shall indemnify its directors, officers, employees and agents against claims arising out of their actions as agents of the Company and will advance expenses of defending against such claims. The Certificate of Incorporation requires the Company to advance litigation expenses in the case of shareholder derivative or other actions against an undertaking by the officer or director to repay such advances if it is ultimately determined that the officer or director is not entitled to indemnification. The Certificate of Incorporation further provides that the Company may obtain directors’ and officers’ liability insurance on such terms and conditions acceptable to the Company.

5.  Director and Officer Liability Insurance.    The Company has purchased director and officer liability insurance. Such insurance covers its directors and officers with respect to liability which they may incur in connection with their serving as such. Under this type of insurance, the Company will receive reimbursement for amounts as to which the directors and officers would be indemnified. The insurance also provides certain additional coverage for the directors and officers against certain liability even though such liability would not be subject to indemnification.

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:

Number	Description
4.1	Respironics’ Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.2 to Amendment No. 1 to Form S-1, Registration No. 33-20899
4.2	Respironics’ Amendment to Restated Certificate of Incorporation, filed as Exhibit 3.2 to Form S-1 (No. 33-39938)
4.3	Respironics’ Amendment to Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 4.2 to its registration statement on Form S-8 (No. 33-36459)
4.4	Respironics’ Amendment to Restated Certificate of Incorporation, filed as Exhibit 4.2 to Form S-8 (No. 33-89308).
4.5	Respironics’ Amendment to Restated Certificate of Incorporation, filed as Exhibit 3.5 to its quarterly report on Form 10-Q for the fiscal quarter ended December 31, 1996
4.6	Respironics’ By-Laws, incorporated herein by reference to Exhibit 3.4 to Amendment No. 2 to its registration statement on Form S-1 (No. 33-20899)
4.7	Respironics’ Amendment to the By-Laws, incorporated herein by reference to Exhibit 3.7 to its annual report on Form 10-K for the fiscal year ended June 30, 1998
4.8	Respironics’ Amendment to the By-Laws, incorporated herein by reference to Exhibit 3.8 to its quarterly report on Form 10-Q for the fiscal quarter ended December 31, 1998
5.1	Opinion of Reed Smith LLP, as to the legality of the common stock
15.1	Acknowledgement of Ernst & Young LLP
23.1	Consent of Reed Smith LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney

Item 17. Undertakings

Respironics hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by Respironics pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Respironics’ annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Respironics pursuant to any provision or arrangement whereby Respironics may indemnify a director, officer or controlling person of Respironics against liabilities arising under the Securities Act of 1933, as amended, or otherwise, Respironics has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Respironics of expenses incurred or paid by a director, officer or controlling person of Respironics in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Respironics will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on December 5, 2002.

RESPIRONICS, INC. (Registrant)

By:	/s/ James W. Liken
James W. Liken President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Capacity	Date

/s/ James W. Liken	December 5, 2002
James W. Liken President and Chief Executive Officer and Director Principal Executive Officer

*	December 5, 2002
Daniel J. Bevevino Vice President and Chief Financial Officer Principal Financial and Accounting Officer

*	December 5, 2002
Gerald E. McGinnis Director

*	December 5, 2002
Donald H. Jones Director

*	December 5, 2002
James H. Hardie Director

*	December 5, 2002
J. Terry Dewberry Director

*	December 5, 2002
Craig B. Reynolds Director

*	December 5, 2002
Candace L. Littell Director

S-1

Name and Capacity	Date

*	December 5, 2002
Joseph C. Lawyer Director

*	December 5, 2002
Douglas A. Cotter, Ph.D Director

*	December 5, 2002
Sean McDonald Director

*	December 5, 2002
John C. Miles II Director

*By:	/s/ James W. Liken
James W. Liken Attorney-in-Fact

S-2

EXHIBIT INDEX

Number	Description	Method of Filing

4.1	Respironics’ Restated Certificate of Incorporation	Previously filed as Exhibit 3.2 to Amendment No. 1 on Form S-1 (No. 33-20899), and incorporated herein by reference

4.2	Respironics’ Amendment to Restated Certificate of Incorporation	Previously filed as Exhibit 3.2 on Form S-1 (No. 33-39938), and incorporated herein by reference

4.3	Respironics’ Amendment to Restated Certificate of Incorporation	Previously filed as Exhibit 4.2 on Form S-8 (No. 33-36459), and incorporated herein by reference

4.4	Respironics’ Amendment to Restated Certificate of Incorporation	Previously filed as Exhibit 4.2 on Form S-8 (No. 33-89308), and incorporated herein by reference

4.5	Respironics’ Amendment to Restated Certificate of Incorporation	Previously filed as Exhibit 3.5 on Form 10-Q for the fiscal quarter ended December 31, 1996, and incorporated herein by reference

4.6	Respironics’ By-Laws	Previously filed as Exhibit 3.4 to Amendment No. 2 on Form S-1 (No. 33-20899), and incorporated herein by reference

4.7	Respironics’ Amendment to the By-Laws	Previously filed as Exhibit 3.7 on Form 10-K for the fiscal year ended June 30, 1998, and incorporated herein by reference

4.8	Respironics’ Amendment to the By-Laws	Previously filed as Exhibit 3.8 on Form 10-Q for the fiscal quarter ended December 31, 1998, and incorporated herein by reference

5.1	Opinion of Reed Smith LLP, as to the legality of the common stock	Previously filed

15.1	Acknowledgement of Ernst & Young LLP	Filed herewith

23.1	Consent of Reed Smith LLP (included in Exhibit 5.1)	Previously filed

23.2	Consent of Ernst & Young LLP	Filed herewith

24.1	Power of Attorney (filed herewith as part of the signature page)	Previously filed